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                                                                   EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 32 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of Compass Capital
Funds:

        * Our report dated November 22, 1996 for the Compass Capital Funds' Bond Portfolios.

        * Our report dated November 22, 1996 for the Compass Capital Funds' Equity Portfolios.

        * Our report dated November 15, 1996 for the Compass Capital Funds' Money Market Portfolios.

        * Our report dated November 22, 1996 for the Multi-Sector Mortgage Securities Portfolio III.

        * Our report dated January 17, 1997 for the U.S. Large Company Series of The DFA Investment Trust Company.

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 14, 1997